Exhibit 10(k)
AMENDMENT NUMBER THREE
TO THE
HARRIS CORPORATION 2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation 2005 Supplemental Executive Retirement Plan, effective January 1, 2009, as amended (the “Plan”);
     WHEREAS, pursuant to Section 8.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
     WHEREAS, pursuant to Section 17.1 of the Harris Corporation Retirement Plan, as amended from time to time (the “Retirement Plan”), the Compensation Committee has the authority to amend the Retirement Plan;
     WHEREAS, the Compensation Committee and the Board of Directors have approved an amendment to both the Plan and the Retirement Plan to modify the definition of “Change of Control”, effective as of August 28, 2010; and
     WHEREAS, pursuant to Article II, the Plan incorporates by reference definitions used in the Retirement Plan;
     NOW, THEREFORE, pursuant to action by the Compensation Committee and the Board of Directors, the Plan is hereby amended, effective as of August 28, 2010, by virtue of the amendment of the definition of “Change in Control” set forth in the Retirement Plan, which definition (as amended) is incorporated by reference in the Plan (it being acknowledged that references in such definition in the Retirement Plan to “Company” or “Company’s” shall be deemed references to “Corporation” or “Corporation’s”, as the case may be, for purposes of such definition in the Plan, as a result of the differing underlying defined terms for Harris Corporation in the Retirement Plan and the Plan), and the Plan is further amended to replace all references to the phrase “Change of Control” set forth therein with the phrase “Change in Control”.

     IN WITNESS WHEREOF, Harris Corporation has caused this amendment to the Harris Corporation 2005 Supplement Executive Retirement Plan to be executed by its duly authorized officer on October 27, 2010.

HARRIS CORPORATION
By:	/s/ Jeffrey S. Shuman
Jeffrey S. Shuman
Senior Vice President, Human Resources and Corporate Relations

ATTEST
/s/ Scott T. Mikuen
Scott T. Mikuen
Secretary Harris Corporation